Exhibit 10.7

THIS AGREEMENT is made on 11 December 2024

BETWEEN:-

(1)	LOI SAI BIN (Holder of Singapore ID Card No. S0992503A) of 158 Kallang Way #06-08, Singapore, Republic of Singapore, S349245 (the “Vendor”); and

(2)	TRUE SAGE INTERNATIONAL LIMITED, a company incorporated in the British Virgin Islands the registered office of which is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands (the “Purchaser”).

WHEREAS:-

(A)	The Vendor is the registered holder and beneficial owner of 10,486,667 Shares representing approximately 66% of the Company’s entire issued share capital.

(B)	The Sale Shares represent approximately 65% of all the Shares in issue on Completion.

(C)	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares for the consideration and otherwise upon and subject to the terms and conditions hereinafter set out.

(D)	The Company is currently conducting a listing on Nasdaq or on an other international recognised securities exchange in the USA (the “Listing”).

IT IS HEREBY AGREED THAT:-

1.	INTERPRETATION

(A)	In this Agreement, the Schedules and the Recital hereto, unless the context requires otherwise:-

“Business Day”	means a day (other than a Saturday on which banks in Hong Kong and Singapore are generally open for business;

“Company”	means Republic Power Group Limited, a company incorporated in the British Virgin Islands with company registration number 2082540;

“Completion”	means the performance by the parties of their respective obligations in accordance with the provisions of Clause 5;

“Group”	means the Company and its Subsidiaries and a “member of the Group” means any one of them;

“Purchase Price”	means the consideration payable by the Purchaser for the purchase of the Sale Shares as provided in Clause 3;

“Sale Shares”	means 10,361,667 Shares legally and beneficially owned by the Vendor, representing approximately 65% of the entire issued share capital of the Company;

“Share(s)”	means the ordinary shares of US$0.000625 each in the issued share capital of the Company;

“Subsidiaries”	means the subsidiaries of the Company from time to time and as at Completion, shall include Republic Power Pte. Ltd;

“Warranties”	means the warranties, representations and undertakings referred to in Clause 4 and Schedule 1; and

“US$”	means lawful currency of the United States of America.

(B)	References herein to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their applications are modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

(C)	References herein to “Clauses” and “Schedules” are to clauses of and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement form an integral part of this Agreement.

(D)	The Clause headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(E)	Unless the context requires otherwise, in this Agreement, words importing the singular include the plural and vice versa and words importing gender or the neuter include both genders and the neuter.

(F)	The expressions the “Vendor” and the “Purchaser” shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

2.	SALE AND PURCHASE AND IMMEDIATE OBLIGATIONS

Subject to the terms and conditions of this Agreement, the Vendor shall sell as beneficial owner and the Purchaser shall purchase (or procure the purchase of) the Sale Shares, free from all liens, claims, equities, charges, Encumbrances or third-party rights of whatsoever nature and with all rights now or hereafter becoming attached thereto (including, the right to receive all dividends and distributions declared, made or paid on or after the date of this Agreement).

3.	CONSIDERATION

The aggregate Purchase Price payable to the Vendor by the Purchaser shall be US$450,000 and paid in the manner set out in Clause 5.

4.	REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND INDEMNITIES

(A)	The Vendor hereby represents, warrants and undertakes to the Purchaser (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) in the terms set out in Schedule 1 and acknowledges that the Purchaser in entering into this Agreement is relying on such representations, warranties and undertakings and the Purchaser shall be entitled to treat the same as conditions of this Agreement.

(B)	Each of the Warranties shall be separate and independent to the intent that the Purchaser shall have a separate claim and right of action in respect of any breach thereof and save as expressly provided herein shall not be limited by reference to anything else in this Agreement.

(C)	The Purchaser undertakes to the Vendor that, following a successful Listing, it will procure not less than US$1,850,000 shall be made available by the Company from the net proceeds of the Listing to Republic Power Pte. Ltd for its general working capital purposes.

5.	COMPLETION

(A)	Completion shall take place after the signing of this Agreement when all (but not part only) of the following businesses shall be transacted:-

(i)	the Vendor shall deliver to the Purchaser or its nominee an instrument of transfer in respect of the Sale Shares duly executed in favour of the Purchaser (or its nominee) accompanied by the relevant certificates for such Sale Shares (if any), a certified copy of the resolutions of the board of directors of the Company approving the transfer of Sale Shares to the Purchaser and the new share certificates of the Company (if applicable);

(ii)	the Purchaser shall pay for the Purchase Price in clear funds as to US$450,000 to Robertsons, as the legal advisers for the Purchaser, to be held as stakeholder and subject to the provisions of Clause 5(B).

(B)	On Completion, the Vendor shall provide written instructions to Robertsons (in the form set out in Schedule 2) directing them to make payment of the Purchase Price or part thereof to the relevant professional parties to the Listing for their costs and expenses incurred in connection with the Listing.

6.	LISTING

In the event that a Listing does not materialise by March 31, 2026 (or such later date as the Vendor and Purchaser may agree), the Purchaser agrees that the Vendor shall have the right to re-purchase (“Repurchase”) all the Sale Shares from the Purchaser at par value per Sale Share (the “Relevant Consideration”). The Repurchase shall take place within 14 days after the Vendor giving to the Purchaser written notice of such Repurchase. Upon completion of the Repurchase, the Vendor and Purchaser shall execute such transfer documents as may be required to effect such transfer and the Vendor shall pay to the Purchaser the Relevant Consideration.

7.	CONFIDENTIALITY AND RESTRICTION

The terms contained in this Agreement shall be and remain confidential save for disclosure to regulatory authorities in Hong Kong where required by law. Where any press or other announcement is required by law, the party proposing to make the announcement shall so far as practicable consult and obtain the consent from the other parties hereto regarding the terms of such announcement prior to its release.

8.	MISCELLANEOUS

(A)	Subject to any express provision of this Agreement to the contrary, each party to this Agreement shall pay its own costs and disbursements of and incidental to the preparation, negotiation and completion of this Agreement and the sale and purchase hereby agreed to be made.

(B)	Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by two (2) Business Days’ prior written notice specified to the other parties):-

To the Vendor:

Address	:	158 Kallang Way #06-08, Singapore, Republic of Singapore,
S349245
Email	:

To the Purchaser:

Address	:	Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands
Email	:
Attention	:	Mr. Ng Hao Feng

Any such notice or other document shall be deemed to have been duly given upon receipt if delivered by hand or if sent by facsimile transmission upon the receipt of machine printed confirmation and in the case of a notice sent by post it shall be deemed to have been given on the second Business Day after posting if the address is in Hong Kong and on the fifth Business Day after posting if the address is outside Hong Kong. In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the applicable means of telecommunication was properly received (as the case may be).

(C)	This Agreement constitutes the whole agreement between the parties hereto and shall supersede the terms of any agreement, whether oral or otherwise, made prior to the entering into of this Agreement. It is expressly declared that no purported variations hereof shall be effective unless made in writing and signed by all the parties hereto.

(D)	The provisions of this Agreement, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

(E)	Each of the parties hereto shall at the request of any of the others do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

(F)	No waiver by any party to this Agreement of any breach by any other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and any forbearance or delay by the relevant party in exercising any of its rights hereunder shall not be constituted as a waiver thereof.

(G)	Time shall be of the essence as regards any time, date or period mentioned in this Agreement and any time, date or period substituted for the same by agreement of the parties hereto or otherwise.

(H)	The illegality, invalidity or unenforceability of any part of this Agreement shall not affect the legality, validity or enforceability of any other part of this Agreement.

(I)	The provisions of this Agreement shall be binding on and shall enure for the benefit of the successors and assigns and personal representatives (as the case may be) of each party.

(J)	This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which when executed shall constitute an original and all of which when taken together shall constitute one and the same document.

9.	PROCESS AGENT

The Purchaser hereby appoints Robertsons of 57th Floor, The Center, 99 Queen’s Road Central, Hong Kong as its agent to receive and acknowledge on their behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Purchaser for this purpose, the Purchaser shall promptly appoint a successor agent in Hong Kong and notify the other party hereto failing which the Vendor shall be entitled to treat the last known agent as valid. The Purchaser agrees that any such notice of legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the Vendor.

The Vendor hereby appoints Robertsons of 57th Floor, The Center, 99 Queen’s Road Central, Hong Kong as his agent to receive and acknowledge on their behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or his successor) no longer serves as agent of the Vendor for this purpose, the Vendor shall promptly appoint a successor agent in Hong Kong and notify the other party hereto failing which the Purchaser shall be entitled to treat the last known agent as valid. The Vendor agrees that any such notice of legal process shall be sufficiently served on it if delivered to such agent for service at his address for the time being in Hong Kong whether or not such agent gives notice thereof to the Purchaser.

10.	GOVERNING LAW AND JURISDICTION

This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts. Each of the parties hereto also irrevocably agrees to waive any objection which it may at any time have to the laying of the venue of any proceedings in the Hong Kong Courts and any claim that any such proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first before written.

SCHEDULE 1

THE WARRANTIES

The Vendor represents and warrants and undertakes to the Purchaser that all representations and statements of fact set out in this Schedule 1 or otherwise contained in this Agreement are and will be true and accurate in all respects as at the date hereof and at all times up to and as at Completion.

Unless the context otherwise requires, the representations, warranties and undertakings contained in this Schedule 1 in relation to the Company shall be deemed to be repeated mutatis mutandis in relation to each member of the Group.

1.	General Information

(A)	The Vendor has full power to enter into this Agreement and to exercise his rights and perform his obligations hereunder and this Agreement will, when executed by the Vendor, be a legal, valid and binding agreement on him and enforceable in accordance with the terms hereof.

(B)	The execution, delivery and performance of this Agreement by the Vendor does not and will not violate in any respect any provision of (i) any law or regulation or any order or decree of any governmental authority, agency or court of Singapore, the British Virgin Islands or elsewhere prevailing as at the date of this Agreement and as at Completion.

(C)	No Consent of or filing or registration with or other requirement of any governmental department authority or agency in the British Virgin Islands or any part thereof is required by the Vendor in relation to the valid execution, delivery or performance of this Agreement (or to ensure the validity or enforceability thereof) and the sale by the Vendor of the Sale Shares.

2.	Sale Shares

(A)	The Sale Shares were allotted and issued fully paid in accordance with the Memorandum of Association and Articles of Association of the Company and in compliance with all relevant laws of the British Virgin Islands and rank pari passu in all respects inter se and with all other Shares in the issued share capital of the Company.

(B)	The Sale Shares are free from any liens, charges, Encumbrances, claims, equities or pre-emptive or third party rights of whatsoever nature and together with all rights and entitlements attaching thereto as at the date of this Agreement and as at the date of the Completion.

(C)	The Sale Shares represent approximately 65% of the entire issued share capital of the Company.

3.	Litigation

The Company is not a party to any material litigation, arbitration or prosecutions or to any other legal or contractual proceedings or hearings before any statutory, regulatory or governmental body, department, board or agency or to any material disputes or to or the subject of any investigation by any authority in the place where the business of the Company is conducted and no material litigation, arbitration, prosecution or other legal or contractual proceedings or investigations are threatened or pending either by or against the Company and there are no facts or circumstances, subsisting which might give rise to any such proceeding, investigation, hearing or to any dispute or to any payment and there are no unfulfilled or unsatisfied judgment or court orders against the Company.

4.	Insolvency

(A)	No order has been made or resolution passed for the winding up of any member of the Group and there is not outstanding:-

(i)	any petition or order for the winding up of any member of the Group;

(ii)	any receivership of the whole or any part of the undertaking or assets of any member of the Group;

(iii)	any petition or order for the administration of any member of the Group; or

(iv)	any voluntary arrangement between any member of the Group and any of its creditors.

(B)	There are no circumstances which are known, or would on reasonable enquiry be known, to the Vendor and which would entitle any person to present a petition for the winding up or administration of any member of the Group or to appoint a receiver of the whole or any part of its undertaking or assets.

5.	Miscellaneous

All information contained in this Agreement was when given true and accurate in all respects and there is no fact or matter which has not been disclosed, which may render any such information or documents untrue, inaccurate or misleading at the date of this Agreement or which if disclosed might reasonably be expected to influence adversely the Purchaser’s decision to purchase the Sale Shares on the terms of this Agreement.

SCHEDULE 2

Form of Instructions

To:	Robertsons
577th Floor, The Center
99 Queen’s Road Central
Hong Kong

cc:	True Sage International Limited

cc:	Republic Power Group Limited

Dear Sirs,

Agreement relating to the sale and purchase of shares in Republic Power Group Limited dated [ ], 2024 (the “S&P Agreement”)

I refer to the S&P Agreement, in particular, clause 5(B) therein. Capitalised terms used herein shall have the same meanings as in the S&P Agreement unless the context requires otherwise.

I hereby instruct Robertsons to release the following amount from the Purchase Price held by you to the following parties:

Parties		Amount (US$)
[	]	[	]
[	]	[	]

As to any balance Purchase Price leftover after the above payments, I request Robertsons to hold such balance amount to the instructions of the Company for the continued payment of professional fees in connection with the Listing.

Yours sincerely,

LOI SAI BIN

SIGNATURE PAGE

SIGNED by	)
LOI SAI BIN	)
in the presence of:-)

SIGNED by	)
)
for and on behalf of	)
TRUE SAGE INTERNATIONAL LIMITED	)
in the presence of:-)

SIGNATURE PAGE

SIGNED By	)
LOI SAI BIN	)
in the presence of:-)

SIGNED by	)
)
for and on behalf of	)
TRUE SAGE INTERNATIONAL LIMITED	)
in the presence of:-)

Dated 11 December 2024

LOI SAI BIN

and

TRUE SAGE INTERNATIONAL LIMITED

AGREEMENT

relating to the sale and purchase

of Shares of

Republic Power Group Limited

THIS DEED is made on the 8th day of January 2025

BETWEEN:

(1)	LOI SAI BIN (Holder of Singapore ID Card No. S0992503A) of 158 Kallang Way #06-08, Singapore, Republic of Singapore, S349245 (“Mr. Loi”)

(2)	TRUE SAGE INTERNATIONAL LIMITED, a company incorporated in the British Virgin Islands the registered office of which is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands (“True Sage”).

WHEREAS:

(A)	By sale and purchase agreement dated 11 December 2024 (the “SPA”) True Sage had agreed to transfer 10,361,667 shares in Republic Power Group Limited to Mr. Loi.

(B)	The parties have agreed that the SPA be varied in the manner contained herein.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Deed, unless the context requires otherwise:

Capitalised terms used herein and not defined shall have the same meaning as those in the SPA, a copy of which is attached hereto.

“Deed” means this deed of variation as amended or varied from time to time by a supplemental deed duly executed by the Parties;

“Effective Date” means 11 December 2024;

“Parties” means the named parties to this Deed and “Party” means any one of them.

1.2	References herein to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.3	References herein to Clauses are to clauses in this Deed unless the context requires otherwise.

1.4	The headings are inserted for convenience only and shall not affect the construction of this Deed.

1.5	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.6	All reference to times and dates are to Hong Kong time and dates unless otherwise stated.

2.	VARIATION OF THE DEED

2.1	The Parties agree that with effect from and on the Effective Date, the following amendments to the terms and conditions of the SPA shall be (and are hereby deemed to be) made:

(i)	under the definition of “Sale Shares” the number “10,486,667” shall be replaced with “10,449,167”.

2.2	The Parties agree that, without limiting the generality of the provisions of clause 2.1, with effect from the Effective Date, the SPA shall be read and construed so as to give full effect to the amendments contemplated under this Deed. The Parties further agree that save as varied by the provisions of this Deed, all the terms and conditions of the SPA will remain in full force and effect to the extent that they are not inconsistent with the provisions herein contained.

3.	GOVERNING LAW AND JURISDICTION

This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

4.	COSTS AND EXPENSES

The Company shall bear all legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Deed.

5.	COUNTERPARTS

This Deed may be executed by the Parties in any number of counterparts and on separate counterparts, each of which when so executed shall be deemed an original but all of which shall constitute one and the same instrument and binding on all Parties.

Any notice under this Deed or in connection herewith between the parties may be sent by written form of electronic communication to the last known address; if sent by form of electronic communication, shall be treated as served at the time of sending.

IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.

SIGNING PAGE

SIGNED SEALED AND DELIVERED by	)
LOI SAI BIN	)
in the presence of	)

THE COMMON SEAL OF	)
TRUE SAGE INTERNATIONAL LIMITED and	)
SIGNED by	)
was affixed to this Deed in the presence of	)

Dated 08 JANUARY, 2025

LOI SAI BIN

and

TRUE SAGE INTERNATIONAL LIMITED

DEED OF VARIATION